Exhibit 99.1
Caterpillar Inc.
3Q 2023 Earnings Release

FOR IMMEDIATE RELEASE

Caterpillar Reports Third-Quarter 2023 Results

	Third Quarter
($ in billions except profit per share)	2023	2022
Sales and Revenues	$16.8	$15.0
Profit Per Share	$5.45	$3.87
Adjusted Profit Per Share	$5.52	$3.95

●	Third-quarter 2023 sales and revenues increased 12% to $16.8 billion
●	Third-quarter 2023 profit per share of $5.45; adjusted profit per share of $5.52
●	Returned $1.0 billion to shareholders through dividends and share repurchases in the quarter
IRVING, Texas, Oct. 31, 2023 – Caterpillar Inc. (NYSE: CAT) announced third-quarter 2023 sales and revenues of $16.8 billion, a 12% increase compared with $15.0 billion in the third quarter of 2022. The increase was primarily due to favorable price realization and higher sales volume.
Operating profit margin was 20.5% for the third quarter of 2023, compared with 16.2% for the third quarter of 2022. Adjusted operating profit margin was 20.8% for the third quarter of 2023, compared with 16.5% for the third quarter of 2022. Third-quarter 2023 profit per share was $5.45, compared with third-quarter 2022 profit per share of $3.87. Adjusted profit per share in the third quarter of 2023 was $5.52, compared with third-quarter 2022 adjusted profit per share of $3.95. Adjusted operating profit margin and adjusted profit per share for both quarters excluded restructuring costs. Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on page 12.
For the nine months ended September 30, 2023, enterprise operating cash flow was $8.9 billion, and the company ended the third quarter with $6.5 billion of enterprise cash. In the quarter, the company paid dividends of $0.7 billion and repurchased $0.4 billion of Caterpillar common stock.
“I’d like to thank our global team for delivering another great quarter, as demonstrated by double-digit top-line growth, strong adjusted operating profit margin and robust ME&T free cash flow,” said Chairman and CEO Jim Umpleby. “We remain focused on supporting our customers’ success and executing our strategy for long-term profitable growth.”
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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the third quarter of 2022 (at left) and the third quarter of 2023 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees.
Total sales and revenues for the third quarter of 2023 were $16.810 billion, an increase of $1.816 billion, or 12%, compared with $14.994 billion in the third quarter of 2022. The increase was due to favorable price realization and higher sales volume. The increase in sales volume was driven by higher sales of equipment to end users, partially offset by the impact from changes in dealer inventories and lower services sales volume. Dealer inventory increased more during the third quarter of 2022 than during the third quarter of 2023.
Sales were higher across the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	Third Quarter 2022	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Third Quarter 2023	$ Change	% Change

Construction Industries	$6,276	$62	$662	$21	$(22)	$6,999	$723	12%
Resource Industries	3,087	(81)	336	(9)	18	3,351	264	9%
Energy & Transportation	6,186	415	298	45	(85)	6,859	673	11%
All Other Segment	103	(7)	2	—	8	106	3	3%
Corporate Items and Eliminations	(1,374)	(38)	—	4	81	(1,327)	47
Machinery, Energy & Transportation	14,278	351	1,298	61	—	15,988	1,710	12%

Financial Products Segment	819	—	—	—	160	979	160	20%
Corporate Items and Eliminations	(103)	—	—	—	(54)	(157)	(54)
Financial Products Revenues	716	—	—	—	106	822	106	15%

Consolidated Sales and Revenues	$14,994	$351	$1,298	$61	$106	$16,810	$1,816	12%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Third Quarter 2023
Construction Industries	$4,078	31%	$555	(31%)	$1,351	8%	$997	(8%)	$6,981	12%	$18	(55%)	$6,999	12%
Resource Industries	1,366	22%	499	6%	508	(3%)	886	(1%)	3,259	8%	92	24%	3,351	9%
Energy & Transportation	2,966	22%	460	(2%)	1,428	12%	901	9%	5,755	15%	1,104	(7%)	6,859	11%
All Other Segment	16	—%	(1)	—%	5	25%	10	(33%)	30	(14%)	76	12%	106	3%
Corporate Items and Eliminations	(35)		1		—		(3)		(37)		(1,290)		(1,327)
Machinery, Energy & Transportation	8,391	26%	1,514	(13%)	3,292	8%	2,791	(1%)	15,988	12%	—	—%	15,988	12%

Financial Products Segment	627	20%	110	22%	132	32%	110	3%	979	20%	—	—%	979	20%
Corporate Items and Eliminations	(91)		(21)		(22)		(23)		(157)		—		(157)
Financial Products Revenues	536	15%	89	27%	110	25%	87	(3%)	822	15%	—	—%	822	15%

Consolidated Sales and Revenues	$8,927	25%	$1,603	(11%)	$3,402	8%	$2,878	(1%)	$16,810	12%	$—	—%	$16,810	12%

Third Quarter 2022
Construction Industries	$3,106		$799		$1,247		$1,084		$6,236		$40		$6,276
Resource Industries	1,122		472		526		893		3,013		74		3,087
Energy & Transportation	2,422		468		1,280		827		4,997		1,189		6,186
All Other Segment	16		—		4		15		35		68		103
Corporate Items and Eliminations	1		—		—		(4)		(3)		(1,371)		(1,374)
Machinery, Energy & Transportation	6,667		1,739		3,057		2,815		14,278		—		14,278

Financial Products Segment	522		90		100		107		819		—		819
Corporate Items and Eliminations	(54)		(20)		(12)		(17)		(103)		—		(103)
Financial Products Revenues	468		70		88		90		716		—		716

Consolidated Sales and Revenues	$7,135		$1,809		$3,145		$2,905		$14,994		$—		$14,994

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the third quarter of 2022 (at left) and the third quarter of 2023 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the third quarter of 2023 was $3.449 billion, an increase of $1.024 billion, or 42%, compared with $2.425 billion in the third quarter of 2022. The increase was primarily due to favorable price realization, including a favorable geographic mix of sales, and higher sales volume, partially offset by higher selling, general and administrative (SG&A) and research and development (R&D) expenses, and higher manufacturing costs. The increase in SG&A/R&D expenses was primarily driven by investments aligned with strategic initiatives, higher short-term incentive compensation expense and an unfavorable change in fair value adjustments related to deferred compensation plans. Unfavorable manufacturing costs were driven by lower freight being more than offset by higher material costs, unfavorable cost absorption, increased period manufacturing costs and the impact of manufacturing inefficiencies. Cost absorption was unfavorable as inventory increased during the third quarter of 2022, compared with a decrease in the third quarter of 2023.

Profit (Loss) by Segment
(Millions of dollars)	Third Quarter 2023	Third Quarter 2022	$ Change	% Change
Construction Industries	$1,847	$1,209	$638	53%
Resource Industries	730	506	224	44%
Energy & Transportation	1,181	935	246	26%
All Other Segment	21	8	13	163%
Corporate Items and Eliminations	(386)	(373)	(13)
Machinery, Energy & Transportation	3,393	2,285	1,108	48%

Financial Products Segment	203	220	(17)	(8%)
Corporate Items and Eliminations	18	30	(12)
Financial Products	221	250	(29)	(12%)

Consolidating Adjustments	(165)	(110)	(55)

Consolidated Operating Profit	$3,449	$2,425	$1,024	42%

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Other Profit/Loss and Tax Items
•Other income (expense) in the third quarter of 2023 was income of $195 million, compared with income of $242 million in the third quarter of 2022. The change was primarily driven by unfavorable impacts from foreign currency exchange and pension and other postemployment benefit (OPEB) plan costs, partially offset by higher investment and interest income and favorable impacts from commodity hedges and unrealized gains on marketable securities.
•The provision for income taxes for the third quarter of 2023 reflected an estimated annual global tax rate of 22.5%, excluding the discrete items discussed below. The comparative tax rate for the third quarter of 2022 and full-year 2022 was approximately 23%.
The company recorded a $34 million benefit in the third quarter of 2023 compared to a $20 million benefit in the third quarter of 2022 due to a decrease from the second-quarter estimated annual tax rate. In the third quarter of 2023, the company also recorded a discrete tax benefit of $22 million for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense. In the third quarter of 2022, the company also recorded a discrete benefit of $41 million to reflect changes in estimates related to prior years.
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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Third Quarter 2022	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2023	$ Change	% Change
Total Sales	$6,276	$62	$662		$21	$(22)	$6,999	$723	12%

Sales by Geographic Region
	Third Quarter 2023	Third Quarter 2022	$ Change		% Change
North America	$4,078	$3,106	$972		31%
Latin America	555	799	(244)		(31%)
EAME	1,351	1,247	104		8%
Asia/Pacific	997	1,084	(87)		(8%)
External Sales	6,981	6,236	745		12%
Inter-segment	18	40	(22)		(55%)
Total Sales	$6,999	$6,276	$723		12%

Segment Profit
	Third Quarter 2023	Third Quarter 2022	Change		% Change
Segment Profit	$1,847	$1,209	$638		53%
Segment Profit Margin	26.4%	19.3%	7.1	pts

Construction Industries’ total sales were $6.999 billion in the third quarter of 2023, an increase of $723 million, or 12%, compared with $6.276 billion in the third quarter of 2022. The increase was primarily due to favorable price realization.
▪In North America, sales increased due to higher sales volume and favorable price realization. Higher sales volume was driven by higher sales of equipment to end users and the impact from changes in dealer inventories. Dealer inventory increased more during the third quarter of 2023 than during the third quarter of 2022.
▪Sales decreased in Latin America primarily due to lower sales volume, partially offset by favorable price realization. Lower sales volume was driven by the impact from changes in dealer inventories and lower sales of equipment to end users. Dealer inventory increased during the third quarter of 2022, compared with a decrease during the third quarter of 2023.
▪In EAME, sales increased mainly due to favorable price realization and favorable currency impacts primarily related to the euro.
▪Sales decreased in Asia/Pacific primarily due to lower sales volume. Lower sales volume was driven by lower sales of equipment to end users, partially offset by the impact from changes in dealer inventories. Dealer inventory increased during the third quarter of 2023, compared with a decrease during the third quarter of 2022.
Construction Industries’ profit was $1.847 billion in the third quarter of 2023, an increase of $638 million, or 53%, compared with $1.209 billion in the third quarter of 2022. The increase was mainly due to favorable price realization.
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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Third Quarter 2022	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2023	$ Change	% Change
Total Sales	$3,087	$(81)	$336		$(9)	$18	$3,351	$264	9%

Sales by Geographic Region
	Third Quarter 2023	Third Quarter 2022	$ Change		% Change
North America	$1,366	$1,122	$244		22%
Latin America	499	472	27		6%
EAME	508	526	(18)		(3%)
Asia/Pacific	886	893	(7)		(1%)
External Sales	3,259	3,013	246		8%
Inter-segment	92	74	18		24%
Total Sales	$3,351	$3,087	$264		9%

Segment Profit
	Third Quarter 2023	Third Quarter 2022	Change		% Change
Segment Profit	$730	$506	$224		44%
Segment Profit Margin	21.8%	16.4%	5.4	pts

Resource Industries’ total sales were $3.351 billion in the third quarter of 2023, an increase of $264 million, or 9%, compared with $3.087 billion in the third quarter of 2022. The increase was primarily due to favorable price realization, partially offset by lower sales volume. Sales volume decreased as higher sales of equipment to end users were more than offset by lower aftermarket parts sales volume and the impact from changes in dealer inventories. Dealer inventory increased during the third quarter of 2022, while remaining about flat during the third quarter of 2023.
Resource Industries’ profit was $730 million in the third quarter of 2023, an increase of $224 million, or 44%, compared with $506 million in the third quarter of 2022. The increase was mainly due to favorable price realization, partially offset by lower sales volume, including an unfavorable mix of products.

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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Third Quarter 2022	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2023	$ Change	% Change
Total Sales	$6,186	$415	$298		$45	$(85)	$6,859	$673	11%

Sales by Application
	Third Quarter 2023	Third Quarter 2022	$ Change		% Change
Oil and Gas	$1,667	$1,323	$344		26%
Power Generation	1,598	1,320	278		21%
Industrial	1,220	1,158	62		5%
Transportation	1,270	1,196	74		6%
External Sales	5,755	4,997	758		15%
Inter-segment	1,104	1,189	(85)		(7%)
Total Sales	$6,859	$6,186	$673		11%

Segment Profit
	Third Quarter 2023	Third Quarter 2022	Change		% Change
Segment Profit	$1,181	$935	$246		26%
Segment Profit Margin	17.2%	15.1%	2.1	pts

Energy & Transportation’s total sales were $6.859 billion in the third quarter of 2023, an increase of $673 million, or 11%, compared with $6.186 billion in the third quarter of 2022. Sales increased across all applications. The increase in sales was primarily due to higher sales volume and favorable price realization.
▪Oil and Gas – Sales increased for turbines and turbine-related services. Sales also increased in reciprocating engines used in well servicing applications.
▪Power Generation – Sales increased in large reciprocating engines, primarily data center applications.
▪Industrial – Sales increased primarily in EAME and Latin America.
▪Transportation – Sales increased in rail services.
Energy & Transportation’s profit was $1.181 billion in the third quarter of 2023, an increase of $246 million, or 26%, compared with $935 million in the third quarter of 2022. The increase was mainly due to favorable price realization and higher sales volume, partially offset by higher SG&A/R&D expenses, unfavorable manufacturing costs and currency impacts. The increase in SG&A/R&D expenses was primarily driven by investments aligned with strategic initiatives and higher short-term incentive compensation expense. Unfavorable manufacturing costs reflected lower freight being more than offset by higher material costs, increased period manufacturing costs, the impact of manufacturing inefficiencies and the unfavorable impact from inventory write-downs.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Third Quarter 2023	Third Quarter 2022	$ Change	% Change
North America	$627	$522	$105	20%
Latin America	110	90	20	22%
EAME	132	100	32	32%
Asia/Pacific	110	107	3	3%
Total Revenues	$979	$819	$160	20%

Segment Profit
	Third Quarter 2023	Third Quarter 2022	Change	% Change
Segment Profit	$203	$220	$(17)	(8%)

Financial Products’ segment revenues were $979 million in the third quarter of 2023, an increase of $160 million, or 20%, compared with $819 million in the third quarter of 2022. The increase was primarily due to higher average financing rates across all regions.
Financial Products’ segment profit was $203 million in the third quarter of 2023, a decrease of $17 million, or 8%, compared with $220 million in the third quarter of 2022. The decrease was mainly due to the absence of prior year reserve releases for credit losses at Cat Financial, partially offset by a favorable impact from mark-to-market adjustments on derivative contracts.
At the end of the third quarter of 2023, past dues at Cat Financial were 1.96%, compared with 2.00% at the end of the third quarter of 2022. Write-offs, net of recoveries, were $9 million for the third quarter of 2023, compared with $13 million for the third quarter of 2022. As of September 30, 2023, Cat Financial's allowance for credit losses totaled $340 million, or 1.23% of finance receivables, compared with $320 million, or 1.15% of finance receivables at June 30, 2023. The allowance for credit losses at year-end 2022 was $346 million, or 1.29% of finance receivables.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $368 million in the third quarter of 2023, an increase of $25 million from the third quarter of 2022. Decreased expenses due to timing differences were more than offset by higher corporate costs, unfavorable impacts of segment reporting methodology differences and an unfavorable change in fair value adjustments related to deferred compensation plans.
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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Tuesday, Oct. 31, 2023.
iii.Information on non-GAAP financial measures is included in the appendix on page 12.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Tuesday, Oct. 31, 2023, to discuss its 2023 third-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2022 sales and revenues of $59.4 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. For nearly 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Ryan Fiedler, +1 224-551-4074 or Fiedler_Ryan_S@cat.com
Caterpillar media contact: Tiffany Heikkila, +1 832-573-0958 or Tiffany.Heikkila@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of one significant item in order for the company’s results to be meaningful to readers. This item consists of (i) restructuring costs. The company does not consider this item indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2023, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans along with any other discrete items.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate	Profit	Profit per Share

Three Months Ended September 30, 2023 - U.S. GAAP	$3,449	20.5%	$3,515	$734	20.9%	$2,794	$5.45
Restructuring costs	46	0.3%	46	10	20.0%	36	0.07
Three Months Ended September 30, 2023 - Adjusted	$3,495	20.8%	$3,561	$744	20.9%	$2,830	$5.52

Three Months Ended September 30, 2022 - U.S. GAAP	$2,425	16.2%	$2,558	$527	20.6%	$2,041	$3.87
Restructuring costs	49	0.3%	49	9	18.4%	40	0.08
Three Months Ended September 30, 2022 - Adjusted	$2,474	16.5%	$2,607	$536	20.6%	$2,081	$3.95

Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 13 to 23 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,988	$14,278	$47,632	$40,703
Revenues of Financial Products	822	716	2,358	2,127
Total sales and revenues	16,810	14,994	49,990	42,830

Operating costs:
Cost of goods sold	10,583	10,202	31,751	29,736
Selling, general and administrative expenses	1,624	1,401	4,615	4,172
Research and development expenses	554	476	1,554	1,413
Interest expense of Financial Products	280	151	742	377
Other operating (income) expenses	320	339	1,496	908
Total operating costs	13,361	12,569	40,158	36,606

Operating profit	3,449	2,425	9,832	6,224

Interest expense excluding Financial Products	129	109	385	326
Other income (expense)	195	242	354	755

Consolidated profit before taxes	3,515	2,558	9,801	6,653

Provision (benefit) for income taxes	734	527	2,194	1,423
Profit of consolidated companies	2,781	2,031	7,607	5,230

Equity in profit (loss) of unconsolidated affiliated companies	12	9	52	20

Profit of consolidated and affiliated companies	2,793	2,040	7,659	5,250

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	—	(1)

Profit [1]	$2,794	$2,041	$7,659	$5,251

Profit per common share	$5.48	$3.89	$14.93	$9.91
Profit per common share — diluted [2]	$5.45	$3.87	$14.85	$9.85

Weighted-average common shares outstanding (millions)
– Basic	509.8	525.0	513.0	530.1
– Diluted [2]	512.6	527.6	515.7	533.2

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
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Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$6,545	$7,004
Receivables – trade and other	9,134	8,856
Receivables – finance	9,608	9,013
Prepaid expenses and other current assets	5,138	2,642
Inventories	17,580	16,270
Total current assets	48,005	43,785

Property, plant and equipment – net	12,287	12,028
Long-term receivables – trade and other	1,110	1,265
Long-term receivables – finance	11,907	12,013
Noncurrent deferred and refundable income taxes	2,719	2,213
Intangible assets	604	758
Goodwill	5,268	5,288
Other assets	4,891	4,593
Total assets	$86,791	$81,943

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$—	$3
-- Financial Products	4,218	5,954
Accounts payable	7,827	8,689
Accrued expenses	4,669	4,080
Accrued wages, salaries and employee benefits	2,300	2,313
Customer advances	2,333	1,860
Dividends payable	—	620
Other current liabilities	3,115	2,690
Long-term debt due within one year:
-- Machinery, Energy & Transportation	1,043	120
-- Financial Products	7,619	5,202
Total current liabilities	33,124	31,531

Long-term debt due after one year:
-- Machinery, Energy & Transportation	8,470	9,498
-- Financial Products	15,789	16,216
Liability for postemployment benefits	4,060	4,203
Other liabilities	4,841	4,604
Total liabilities	66,284	66,052

Shareholders’ equity
Common stock	6,698	6,560
Treasury stock	(33,865)	(31,748)
Profit employed in the business	49,888	43,514
Accumulated other comprehensive income (loss)	(2,232)	(2,457)
Noncontrolling interests	18	22
Total shareholders’ equity	20,507	15,891
Total liabilities and shareholders’ equity	$86,791	$81,943

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Nine Months Ended September 30,
	2023	2022
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$7,659	$5,250
Adjustments for non-cash items:
Depreciation and amortization	1,599	1,661
Provision (benefit) for deferred income taxes	(448)	(349)
Loss on divestiture	572	—
Other	205	132
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(319)	365
Inventories	(1,424)	(3,088)
Accounts payable	(532)	786
Accrued expenses	588	70
Accrued wages, salaries and employee benefits	—	15
Customer advances	516	751
Other assets – net	128	57
Other liabilities – net	338	(623)
Net cash provided by (used for) operating activities	8,882	5,027
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,061)	(868)
Expenditures for equipment leased to others	(1,177)	(1,023)
Proceeds from disposals of leased assets and property, plant and equipment	563	666
Additions to finance receivables	(11,082)	(9,914)
Collections of finance receivables	10,391	9,738
Proceeds from sale of finance receivables	40	50
Investments and acquisitions (net of cash acquired)	(67)	(44)
Proceeds from sale of businesses and investments (net of cash sold)	(14)	1
Proceeds from sale of securities	747	2,080
Investments in securities	(3,689)	(2,399)
Other – net	32	15
Net cash provided by (used for) investing activities	(5,317)	(1,698)
Cash flow from financing activities:
Dividends paid	(1,901)	(1,820)
Common stock issued, including treasury shares reissued	36	2
Common shares repurchased	(2,209)	(3,309)
Proceeds from debt issued (original maturities greater than three months)	6,360	5,570
Payments on debt (original maturities greater than three months)	(4,459)	(5,289)
Short-term borrowings – net (original maturities three months or less)	(1,726)	(1,311)
Other – net	—	(1)
Net cash provided by (used for) financing activities	(3,899)	(6,158)
Effect of exchange rate changes on cash	(119)	(79)
Increase (decrease) in cash, cash equivalents and restricted cash	(453)	(2,908)
Cash, cash equivalents and restricted cash at beginning of period	7,013	9,263
Cash, cash equivalents and restricted cash at end of period	$6,560	$6,355

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended September 30, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,988	$15,988	$—	$—
Revenues of Financial Products	822	—	1,017	(195)	1
Total sales and revenues	16,810	15,988	1,017	(195)

Operating costs:
Cost of goods sold	10,583	10,586	—	(3)	2
Selling, general and administrative expenses	1,624	1,430	206	(12)	2
Research and development expenses	554	554	—	—
Interest expense of Financial Products	280	—	280	—
Other operating (income) expenses	320	25	310	(15)	2
Total operating costs	13,361	12,595	796	(30)

Operating profit	3,449	3,393	221	(165)

Interest expense excluding Financial Products	129	129	—	—
Other income (expense)	195	42	(12)	165	3

Consolidated profit before taxes	3,515	3,306	209	—

Provision (benefit) for income taxes	734	654	80	—
Profit of consolidated companies	2,781	2,652	129	—

Equity in profit (loss) of unconsolidated affiliated companies	12	12	—	—

Profit of consolidated and affiliated companies	2,793	2,664	129	—

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	—	—

Profit [4]	$2,794	$2,665	$129	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended September 30, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$14,278	$14,278	$—	$—
Revenues of Financial Products	716	—	852	(136)	1
Total sales and revenues	14,994	14,278	852	(136)

Operating costs:
Cost of goods sold	10,202	10,203	—	(1)	2
Selling, general and administrative expenses	1,401	1,271	136	(6)	2
Research and development expenses	476	476	—	—
Interest expense of Financial Products	151	—	151	—
Other operating (income) expenses	339	43	315	(19)	2
Total operating costs	12,569	11,993	602	(26)

Operating profit	2,425	2,285	250	(110)

Interest expense excluding Financial Products	109	110	—	(1)	3
Other income (expense)	242	160	(27)	109	4

Consolidated profit before taxes	2,558	2,335	223	—

Provision (benefit) for income taxes	527	464	63	—
Profit of consolidated companies	2,031	1,871	160	—

Equity in profit (loss) of unconsolidated affiliated companies	9	11	—	(2)	5

Profit of consolidated and affiliated companies	2,040	1,882	160	(2)

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	2	(2)	6

Profit [7]	$2,041	$1,883	$158	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
6	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
7	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Nine Months Ended September 30, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$47,632	$47,632	$—	$—
Revenues of Financial Products	2,358	—	2,907	(549)	1
Total sales and revenues	49,990	47,632	2,907	(549)

Operating costs:
Cost of goods sold	31,751	31,758	—	(7)	2
Selling, general and administrative expenses	4,615	4,139	507	(31)	2
Research and development expenses	1,554	1,554	—	—
Interest expense of Financial Products	742	—	742	—
Other operating (income) expenses	1,496	624	923	(51)	2
Total operating costs	40,158	38,075	2,172	(89)

Operating profit	9,832	9,557	735	(460)

Interest expense excluding Financial Products	385	385	—	—
Other income (expense)	354	18	(49)	385	3

Consolidated profit before taxes	9,801	9,190	686	(75)

Provision (benefit) for income taxes	2,194	1,993	201	—
Profit of consolidated companies	7,607	7,197	485	(75)

Equity in profit (loss) of unconsolidated affiliated companies	52	55	—	(3)	4

Profit of consolidated and affiliated companies	7,659	7,252	485	(78)

Less: Profit (loss) attributable to noncontrolling interests	—	(2)	5	(3)	5

Profit [6]	$7,659	$7,254	$480	$(75)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Nine Months Ended September 30, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$40,703	$40,703	$—	$—
Revenues of Financial Products	2,127	—	2,493	(366)	1
Total sales and revenues	42,830	40,703	2,493	(366)

Operating costs:
Cost of goods sold	29,736	29,741	—	(5)	2
Selling, general and administrative expenses	4,172	3,714	475	(17)	2
Research and development expenses	1,413	1,413	—	—
Interest expense of Financial Products	377	—	377	—
Other operating (income) expenses	908	31	936	(59)	2
Total operating costs	36,606	34,899	1,788	(81)

Operating profit	6,224	5,804	705	(285)

Interest expense excluding Financial Products	326	327	—	(1)	3
Other income (expense)	755	497	(26)	284	4

Consolidated profit before taxes	6,653	5,974	679	—

Provision (benefit) for income taxes	1,423	1,250	173	—
Profit of consolidated companies	5,230	4,724	506	—

Equity in profit (loss) of unconsolidated affiliated companies	20	26	—	(6)	5

Profit of consolidated and affiliated companies	5,250	4,750	506	(6)

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	6	(6)	6

Profit [7]	$5,251	$4,751	$500	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
6	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
7	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At September 30, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$6,545	$5,874	$671	$—
Receivables – trade and other	9,134	3,550	602	4,982	1,2
Receivables – finance	9,608	—	14,782	(5,174)	2
Prepaid expenses and other current assets	5,138	4,957	332	(151)	3
Inventories	17,580	17,580	—	—
Total current assets	48,005	31,961	16,387	(343)

Property, plant and equipment – net	12,287	8,243	4,044	—
Long-term receivables – trade and other	1,110	497	119	494	1,2
Long-term receivables – finance	11,907	—	12,441	(534)	2
Noncurrent deferred and refundable income taxes	2,719	3,265	118	(664)	4
Intangible assets	604	604	—	—
Goodwill	5,268	5,268	—	—
Other assets	4,891	3,936	1,998	(1,043)	5
Total assets	$86,791	$53,774	$35,107	$(2,090)

Liabilities
Current liabilities:
Short-term borrowings	$4,218	$—	$4,218	$—
Accounts payable	7,827	7,734	297	(204)	6,7
Accrued expenses	4,669	4,218	451	—
Accrued wages, salaries and employee benefits	2,300	2,252	48	—
Customer advances	2,333	2,320	1	12	7
Other current liabilities	3,115	2,515	775	(175)	4,8
Long-term debt due within one year	8,662	1,043	7,619	—
Total current liabilities	33,124	20,082	13,409	(367)

Long-term debt due after one year	24,259	8,510	15,789	(40)	9
Liability for postemployment benefits	4,060	4,060	—	—
Other liabilities	4,841	3,895	1,659	(713)	4
Total liabilities	66,284	36,547	30,857	(1,120)

Shareholders’ equity
Common stock	6,698	6,698	905	(905)	10
Treasury stock	(33,865)	(33,865)	—	—
Profit employed in the business	49,888	45,352	4,526	10	10
Accumulated other comprehensive income (loss)	(2,232)	(978)	(1,254)	—
Noncontrolling interests	18	20	73	(75)	10
Total shareholders’ equity	20,507	17,227	4,250	(970)
Total liabilities and shareholders’ equity	$86,791	$53,774	$35,107	$(2,090)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products' payables to accrued expenses or customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$7,004	$6,042	$962	$—
Receivables – trade and other	8,856	3,710	519	4,627	1,2
Receivables – finance	9,013	—	13,902	(4,889)	2
Prepaid expenses and other current assets	2,642	2,488	290	(136)	3
Inventories	16,270	16,270	—	—
Total current assets	43,785	28,510	15,673	(398)

Property, plant and equipment – net	12,028	8,186	3,842	—
Long-term receivables – trade and other	1,265	418	339	508	1,2
Long-term receivables – finance	12,013	—	12,552	(539)	2
Noncurrent deferred and refundable income taxes	2,213	2,755	115	(657)	4
Intangible assets	758	758	—	—
Goodwill	5,288	5,288	—	—
Other assets	4,593	3,882	1,892	(1,181)	5
Total assets	$81,943	$49,797	$34,413	$(2,267)

Liabilities
Current liabilities:
Short-term borrowings	$5,957	$3	$5,954	$—
Accounts payable	8,689	8,657	294	(262)	6
Accrued expenses	4,080	3,687	393	—
Accrued wages, salaries and employee benefits	2,313	2,264	49	—
Customer advances	1,860	1,860	—	—
Dividends payable	620	620	—	—
Other current liabilities	2,690	2,215	635	(160)	4,7
Long-term debt due within one year	5,322	120	5,202	—
Total current liabilities	31,531	19,426	12,527	(422)

Long-term debt due after one year	25,714	9,529	16,216	(31)	8
Liability for postemployment benefits	4,203	4,203	—	—
Other liabilities	4,604	3,677	1,638	(711)	4
Total liabilities	66,052	36,835	30,381	(1,164)

Shareholders’ equity
Common stock	6,560	6,560	905	(905)	9
Treasury stock	(31,748)	(31,748)	—	—
Profit employed in the business	43,514	39,435	4,068	11	9
Accumulated other comprehensive income (loss)	(2,457)	(1,310)	(1,147)	—
Noncontrolling interests	22	25	206	(209)	9
Total shareholders’ equity	15,891	12,962	4,032	(1,103)
Total liabilities and shareholders’ equity	$81,943	$49,797	$34,413	$(2,267)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Nine Months Ended September 30, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$7,659	$7,252	$485	$(78)	1,5
Adjustments for non-cash items:
Depreciation and amortization	1,599	1,015	584	—
Provision (benefit) for deferred income taxes	(448)	(456)	8	—
Loss on divestiture	572	572	—	—
Other	205	309	(463)	359	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(319)	(46)	70	(343)	[2,3]
Inventories	(1,424)	(1,420)	—	(4)	2
Accounts payable	(532)	(628)	26	70	2
Accrued expenses	588	557	31	—
Accrued wages, salaries and employee benefits	—	1	(1)	—
Customer advances	516	515	1	—
Other assets – net	128	107	17	4	2
Other liabilities – net	338	177	147	14	2
Net cash provided by (used for) operating activities	8,882	7,955	905	22
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,061)	(1,088)	(16)	43	2
Expenditures for equipment leased to others	(1,177)	(20)	(1,165)	8	2
Proceeds from disposals of leased assets and property, plant and equipment	563	46	564	(47)	2
Additions to finance receivables	(11,082)	—	(12,493)	1,411	3
Collections of finance receivables	10,391	—	11,554	(1,163)	3
Net intercompany purchased receivables	—	—	429	(429)	3
Proceeds from sale of finance receivables	40	—	40	—
Net intercompany borrowings	—	—	7	(7)	4
Investments and acquisitions (net of cash acquired)	(67)	(67)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	(14)	(14)	—	—
Proceeds from sale of securities	747	553	194	—
Investments in securities	(3,689)	(3,340)	(349)	—
Other – net	32	43	(11)	—
Net cash provided by (used for) investing activities	(5,317)	(3,887)	(1,246)	(184)
Cash flow from financing activities:
Dividends paid	(1,901)	(1,901)	(155)	155	5
Common stock issued, including treasury shares reissued	36	36	—	—
Common shares repurchased	(2,209)	(2,209)	—	—
Net intercompany borrowings	—	(7)	—	7	4
Proceeds from debt issued > 90 days	6,360	—	6,360	—
Payments on debt > 90 days	(4,459)	(99)	(4,360)	—
Short-term borrowings – net < 90 days	(1,726)	(3)	(1,723)	—
Net cash provided by (used for) financing activities	(3,899)	(4,183)	122	162
Effect of exchange rate changes on cash	(119)	(55)	(64)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(453)	(170)	(283)	—
Cash, cash equivalents and restricted cash at beginning of period	7,013	6,049	964	—
Cash, cash equivalents and restricted cash at end of period	$6,560	$5,879	$681	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Nine Months Ended September 30, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$5,250	$4,750	$506	$(6)	1
Adjustments for non-cash items:
Depreciation and amortization	1,661	1,072	589	—
Provision (benefit) for deferred income taxes	(349)	(294)	(55)	—
Other	132	(83)	(123)	338	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	365	97	21	247	[2,3]
Inventories	(3,088)	(3,074)	—	(14)	2
Accounts payable	786	701	74	11	2
Accrued expenses	70	28	42	—
Accrued wages, salaries and employee benefits	15	27	(12)	—
Customer advances	751	752	(1)	—
Other assets – net	57	128	(28)	(43)	2
Other liabilities – net	(623)	(913)	239	51	2
Net cash provided by (used for) operating activities	5,027	3,191	1,252	584
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(868)	(860)	(10)	2	2
Expenditures for equipment leased to others	(1,023)	(20)	(1,024)	21	2
Proceeds from disposals of leased assets and property, plant and equipment	666	63	612	(9)	2
Additions to finance receivables	(9,914)	—	(10,584)	670	3
Collections of finance receivables	9,738	—	10,328	(590)	3
Net intercompany purchased receivables	—	—	678	(678)	3
Proceeds from sale of finance receivables	50	—	50	—
Net intercompany borrowings	—	—	5	(5)	4
Investments and acquisitions (net of cash acquired)	(44)	(44)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	1	1	—	—
Proceeds from sale of securities	2,080	1,820	260	—
Investments in securities	(2,399)	(1,925)	(474)	—
Other – net	15	84	(69)	—
Net cash provided by (used for) investing activities	(1,698)	(881)	(228)	(589)
Cash flow from financing activities:
Dividends paid	(1,820)	(1,820)	—	—
Common stock issued, including treasury shares reissued	2	2	—	—
Common shares repurchased	(3,309)	(3,309)	—	—
Net intercompany borrowings	—	(5)	—	5	4
Proceeds from debt issued > 90 days	5,570	—	5,570	—
Payments on debt > 90 days	(5,289)	(20)	(5,269)	—
Short-term borrowings – net < 90 days	(1,311)	(138)	(1,173)	—
Other – net	(1)	(1)	—	—
Net cash provided by (used for) financing activities	(6,158)	(5,291)	(872)	5
Effect of exchange rate changes on cash	(79)	(42)	(37)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(2,908)	(3,023)	115	—
Cash, cash equivalents and restricted cash at beginning of period	9,263	8,433	830	—
Cash, cash equivalents and restricted cash at end of period	$6,355	$5,410	$945	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
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